Exhibit 10.48

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 203.406

BlueWater Biochemicals Inc.	#509040

PROSPERITY INITIATIVE

REGIONAL DIVERSIFICATION

CONTRIBUTION AGREEMENT

This Contribution Agreement is made as of September 16, 2011

BETWEEN:	HER MAJESTY THE QUEEN IN RIGHT OF CANADA (“Her Majesty”) hereby represented by the Minister responsible for Federal Economic Development Agency for Southern Ontario

AND:	BLUEWATER BIOCHEMICALS INC. (“Recipient”) a corporation incorporated under the laws of Canada

WHEREAS the Federal Economic Development Agency for Southern Ontario (“Agency”) was created to support to help make Canadians more productive and competitive in the knowledge-based economy, by supporting economic development, economic diversification, job creation, and sustainable, self-reliant communities in Southern Ontario (as defined herein);

WHEREAS the Minister has developed a vision for the application of the Southern Ontario Development Program funding entitled the Southern Ontario Advantage consisting of sub-programs with the aim of encouraging innovation and business productivity, strengthening business investment and helping to diversify the economy of Southern Ontario by working in partnership with business, communities and other organizations;

WHEREAS as part of the Southern Ontario Advantage, the Minister has established the Prosperity initiative with the intent to build on the strengths of businesses and regions through a focus on economic development in the areas of: productivity enhancements, regional diversification, and building a competitive advantage;

WHEREAS the Recipient is a SME, located in Southern Ontario, and planning to undertake activities to promote new industries or opportunities in Southern Ontario with the potential to have long-term impacts on the region’s economic diversity, and;

WHEREAS the Minister has agreed to make a repayable contribution to the Recipient up to the maximum amount of twelve million dollars ($12,000,000) in support of the Recipient’s Eligible and Supported Costs (as defined herein) of the Project,

NOW THERETOFORE, in accordance with the mutual covenants and agreements herein, Her Majesty and the Recipient agree as follows:

1.	Purpose of the Agreement

The purpose of this Agreement is to set out the terms and conditions under which the Minister will provide Prosperity Initiative (as defined herein) funding in support of the Project (as defined herein).

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2.	Interpretation

2.1	Definitions. In this Agreement, a capitalized term has the meaning given to it in this section, unless the context indicates otherwise:

Agency means the Federal Economic Development Agency for Southern Ontario.

Agreement means this agreement including all the annexes attached hereto, as such may be amended, restated or supplemented, from time to time.

Change of Control means a proposed change in the identity of the individual or legal entity or group of individuals or legal entities that owns fifty point one percent (50.1%)] or more of the outstanding voting shares of the Recipient.

Completion Date means the Project completion date, March 31, 2013.

Contribution means the contribution to Eligible and Supported Costs in the amount stipulated in Subsection 4.1.

Control Period means the period of six (6) years following the period determined in Subsection 3.2 as the duration of the Agreement.

Date of Acceptance means the date on which the duplicate fully executed copy of this Agreement is received by the Minister.

Eligibility Date means July 4, 2011.

Eligible Costs means those costs incurred by the Recipient and which, in the opinion of the Minister, are reasonable and required to carry out the Project and which are identified in Annex 1 – Statement of Work.

Eligible and Supported Costs means those Eligible Costs supported by the Contribution and which are identified in Annex 1 – Statement of Work and relating to the Project activities described therein and which are in compliance with Annex 2 – Costing Memorandum.

Eligible and Not Supported Costs means those Eligible Costs which are not supported by the Contribution and which are identified in Annex 1 – Statement of Work.

Event of Default means the events of defaults described in Subsection 13.1 hereof.

Fiscal Year means the Government of Canada’s fiscal year beginning on April 1st of a year and ending on March 31st of the following year.

Foreground Intellectual Property includes, without limitation, all technical data, designs, specifications, software, data, drawings, plans, reports, patterns, models, prototypes, demonstration units, practices, inventions, methods and related technology, processes or other information conceived, produced, developed or reduced to practice in carrying out the Project, and all rights therein, including, without limitation, patents, copyrights, industrial designs, trade-

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marks and any registrations or applications for the same and all other rights of intellectual property therein, including any rights which arise from the above items being treated by the Recipient as trade secrets or confidential information.

Ineligible Costs means those Project Costs incurred by the Recipient and which are not Eligible Costs as set out in Annex 1 – Statement of Work.

Minister means the Minister responsible for the Agency or any one or more of his representatives.

Parties means the Minister and the Recipient and Party means any one of them.

Project means the project described in Annex 1 – Statement of Work.

Project Costs means the total costs of the Project as set out in Annex 1 – Statement of Work.

Prosperity Initiative means the Prosperity initiative as described in the recitals to this Agreement.

SME means small and medium sized enterprises, located in Southern Ontario and having fewer than 1000 employees in Southern Ontario.

Southern Ontario includes the following 2006 Statistic Canada Census Regions: 1 Stormont, Dundas and Glengarry; 2 Prescott and Russell; 6 Ottawa; 7 Leeds and Grenville; 9 Lanark; 10 Frontenac; 11 Lennox and Addington; 12 Hastings; 13 Prince Edward; 14 Northumberland; 15 Peterborough; 16 Kawartha Lakes; 18 Durham; 19 York; 20 Toronto; 21 Peel; 22 Dufferin; 23 Wellington; 24 Halton; 25 Hamilton; 26 Niagara; 28 Haldimand-Norfolk; 29 Brant; 30 Waterloo; 31 Perth; 32 Oxford; 34 Elgin; 36 Chatham-Kent; 37 Essex; 38 Lambton; 39 Middlesex; 40 Huron; 41 Bruce; 42 Grey; 43 Simcoe; 46 Haliburton; and 47 Renfrew.

2.2	Singular/Plural. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural.

2.3	Entire Agreement. This Agreement comprises the entire agreement between the Parties. No prior document, negotiation, provision, undertaking or agreement in relation to the subject matter of this Agreement has legal effect. No representation or warranty, whether express, implied or otherwise, has been made by the Minister to the Recipient, except as expressly set out in this Agreement.

2.4	Inconsistency. In case of inconsistency or conflict between a provision contained in the part of the Agreement preceding the signatures and a provision contained in any of the Annexes to this Agreement, the provision contained in the part of the Agreement preceding the signatures will prevail.

2.5	Annexes. This Agreement contains the following Annexes as described below, which form an integral part of this Agreement:

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Annex 1 – Statement of Work: this annex is a comprehensive description of the Project, including without limitation, the scope of work, cost breakdown, location of Project and sources of funding.

Annex la – Environmental Mitigation Measures: this annex summarizes the current status of the Project under the Canadian Environmental Assessment Act and if necessary the mitigation measures identified for the Project which the Recipient will have to implement, as a condition of the Contribution.

Annex 2 – Costing Guideline Memorandum: this annex describes the rules for eligibility for certain costs.

Annex 3 – Direct Deposit Authorization

Annex 4 – Certified Copy of Authorizing Documents: This annex contains certified copies of the constating documents, borrowing by-law and resolution.

Annex 5 – Forms of Progress and Job Creation Reports this annex contains substantially the forms to be used in order to prepare the progress report, the job creation report and the performance report.

Annex 6 – Forms of Final Report and Final Certificate: this annex contains substantially the forms to be used in order to prepare the final report and the final certificate.

Annex 7 – Repayment Schedule: this annex contains the repayment schedule.

Annex 8 – Form of Postponement and Subordination Agreement: this annex contains substantially the form of postponement and subordination agreement.

3.	Duration of Agreement

3.1	Critical Dates:

Eligibility Date: July 4, 2011

Completion Date: March 31, 2013

3.2	Duration of Agreement. This Agreement comes into force on the Date of Acceptance and will terminate upon the date all amounts due by the Recipient to Her Majesty under this Agreement have been paid in full, unless terminated earlier in accordance with the terms of this Agreement.

3.3	Control Period. Notwithstanding the provisions of Subsection 3.2 above, during the Control Period, the rights and obligations described in the following sections shall continue beyond the duration of the Agreement:

Section 5 - Other Government Financial Support

Subsection 6.6 - Overpayment and non-entitlement

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Subsections 7.5, 7.6, 7.7, 7.8 and 7.9 - Monitoring, Audit and Evaluation

Subsection 8.1c) - Representations

Section 12 - Indemnification and Limitation of Liability

Section 13 - Default and Remedies

Subsection 16.10 - Dispute Resolution

3.4	Commencement. The Recipient agrees to commence the Project, no later than sixty (60) calendar days after the Date of Acceptance, otherwise the Minister may terminate this Agreement at his sole discretion.

4.	The Contribution

4.1	The Minister will make a repayable Contribution to the Recipient in respect of the Project in an amount not exceeding the lesser of (a) and (b) as follows:

(a)	(i)	17.1% of Eligible and Supported Costs representing capital costs of the Project incurred by the Recipient; plus

	(ii)	0% of Eligible and Supported Costs representing non-capital costs of the Project; and

(b)	$12,000,000

4.2	The payment of the Contribution is estimated at amounts specified below in each of the following Fiscal Years:

2011/2012	$3,580,000
2012/2013	$8,420,000

The Minister will have no obligation to pay any amounts in any other years than those specified herein

4.3	The Minister shall not contribute to any Eligible and Supported Costs incurred prior to the Eligibility Date or later than the Completion Date.

4.4	The Minister shall not contribute to any Eligible and Supported Costs incurred by the Recipient which could cause the Contribution, noted in Subsection 4.1 herein to be exceeded.

4.5	The Recipient shall use the Contribution solely and exclusively to support the Eligible and Supported Costs of the Project, as detailed in Annex 1 – Statement of Work and in Annex 2 – Costing Guideline Memorandum and shall carry out the Project in a diligent and professional manner, using qualified personnel.

4.6	The Recipient shall be responsible for all costs of the Project, including cost overruns, if any.

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4.7	Holdbacks. Notwithstanding any other provisions of this Agreement, the Minister will, at the Minister’s sole discretion, withhold up to ten percent (10%) of the Contribution amount until:

(a) the Project is completed to the satisfaction of the Minister;

(b) the Recipient has satisfied all the conditions of this Agreement;

(c) the final report described in Subsection 6.4(a)(iv) has been submitted to the satisfaction of the Minister;

(d) audits and site visit, where required by the Minister, have been completed to the satisfaction of the Minister; and

(e) the Minister has approved the final claim described in Subsection 6.4.

5.	Other Government Financial Support

5.1	The Recipient hereby confirms that for the purposes of this Project, the following federal, provincial, municipal or local government assistance has been requested, received, or will be received:

Federal
SDTC Technology Fund	$7,500,000
Canadian Sustainable Chemistry Alliance	$500,000
Provincial
Ontario Strategic & Investment Fund	$15,000,000

5.2	The Recipient shall promptly inform the Minister in writing in the event additional other government financial support has been requested or received, during the term of this Agreement and acknowledges and agrees that an adjustment to the amount of the Contribution and a request for repayment of part or all of the amounts paid to the Recipient may be made as a result thereof. In such event, Annex 7 – Repayment Schedule, will be adjusted accordingly and communicated to the Recipient. The amount of repayment requested will constitute a debt due to Her Majesty and will be recovered as such from the Recipient.

5.3	(a)	In no instance will the total government funding towards the Eligible Costs representing capital costs of the Project be allowed to exceed fifty percent (50%) of the total Eligible Costs representing capital costs, and

	(b)	In no instance will the total government funding towards the Eligible Costs representing non-capital costs of the Project be allowed to exceed seventy-five percent (75%) of the total Eligible Costs representing non-capital costs.

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6.	Claims and Payments

6.1	The Recipient shall maintain accounting records that account for the Contribution paid to the Recipient and the related Project Costs in respect of this Agreement, separate and distinct from any other funding.

6.2	Claims Procedures. The Recipient shall submit claims for reimbursement of Eligible and Supported Costs incurred, not more frequently than monthly and not less frequently than quarterly, in a form satisfactory to the Minister. Each claim will include the following information:

(a)	an itemized summary of Eligible and Supported Costs incurred;

(b)	a brief explanation of the claim as it relates to Annex 1 – Statement of Work;

(c)	identification of any deferred payment amounts;

(d)	a certification of the claim by a director or officer of the Recipient, confirming the accuracy of the claim and all supporting information provided;

(e)	if applicable, a certification by a director or officer of the Recipient that any mitigation measures listed in Annex la – Environmental Mitigation Measures have been implemented; and

(f)	any other substantiating documentation (including without limitation, any invoice or proof of payment), as may be required by the Minister.

6.3	Advance Payments.

No advances will be paid under this Agreement.

6.4	Final Claim Procedures.

(a)	The Recipient shall submit a final claim pertaining to the final reimbursement of any Eligible and Supported Costs previously claimed or not, signed by a director or officer of the Recipient and accompanied by the following, in addition to the requirements set out in Subsection 6.2, in a form satisfactory to the Minister in scope and detail:

(i)	a final itemized statement of all Eligible Costs incurred and paid by the Recipient;

(ii)	a final statement of total Project Costs;

(iii)	a statement of the total government assistance (federal, provincial and municipal assistance) received or requested towards the Eligible Costs of the Project;

(iv)	a final report on the Project, as more fully described in Subsection 7.2;

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(v)	a final certificate executed by a director or officer of the Recipient substantially in the form attached hereto as Annex 6 – Forms of Final Report and Final Certificate; and

(vi)	a certificate by a director or officer of the Recipient confirming that it is the final claim for payment and as such, it includes all final Eligible and Supported Costs submitted for payment.

(b)	The Recipient shall submit the final claim for reimbursement of Eligible and Supported Costs to the satisfaction of the Minister no later than three (3) months after the Completion Date or the date the Project is completed to the satisfaction of the Minister, whichever is earlier. The Minister shall have no obligation to pay any claims submitted after this date.

6.5	Payment Procedures.

(a)	The Minister shall review and approve the documentation submitted by the Recipient following the receipt of the Recipient’s claim and in the event of any deficiency in the documentation, it will notify the Recipient and the Recipient shall immediately take action to address and rectify the deficiency.

(b)	Subject to the maximum Contribution amounts set forth in Subsection 4.1 and all other conditions contained in this Agreement, the Minister shall pay to the Recipient the Eligible and Supported Costs set forth in the Recipient’s claim, in accordance with the Minister’s customary practices.

(c)	The Minister may request at any time that the Recipient provides satisfactory evidence to demonstrate that all Eligible and Supported Costs claimed have been paid.

(d)	The Minister may require, at his expense, any claim submitted for payment of the Contribution be certified by the Recipient’s external auditor or by an auditor approved by the Minister.

6.6	Overpayment or non-entitlement. Where, for any reason, the Recipient is not entitled to all or part of the Contribution or the amount paid to the Recipient exceeds the amount to which the Recipient is entitled, the Contribution or the amount in excess, as the case may be, shall constitute a debt due to Her Majesty and shall be recovered as such from the Recipient. The Recipient shall repay Her Majesty within thirty (30) calendar days from the date of the Minister’s notice, the amount of the Contribution disbursed or the amount of the overpayment, as the case may be, together with interest calculated in accordance with the Interest and Administrative Charges Regulations, in effect on the due date, from the date of the notice until payment is received by Her Majesty.

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6.7	Repayment Terms

(a)	The Recipient shall repay the Contribution to Her Majesty in accordance with the repayment schedule attached hereto as Annex 7 - Repayment Schedule and as summarized as follows:

60 consecutive, monthly instalments of $200,000

(b)	The amounts described in Annex 7 are calculated to repay the outstanding balance of the Contribution in equal instalments except the last instalment which is calculated to include all outstanding amounts owing.

(c)	The first repayment instalment is due and payable on October 1, 2013

(d)	As a condition precedent to any disbursement of this Contribution by the Minister, the Recipient shall arrange pre-authorized payments or such other method of payment, as requested in writing by the Minister, for scheduled repayments for the period until full repayment of the Contribution is completed. The Recipient shall return a completed and duly executed copy of the Direct Deposit Authorization form attached hereto as Annex 3 with a voided cheque.

(e)	Any overdue amount will bear interest in accordance with Subsection 16.2.

(f)	A Fifty dollars ($50) administration fee will be charged on every payment for which sufficient funds were unavailable in the account identified or used for payment.

(g)	The Recipient may at any time make prepayments on account of repayment instalments and each such prepayment will be applied first to interest owing and secondly to repayment instalments in reverse order of maturity.

7.	Monitoring, Audit and Evaluation

7.1

Progress and Job Creation Reports. The Recipient shall submit to the Minister a progress report, job creation report and a performance report, substantially in the form of Annex 5 - Forms of Progress and Job Creation Reports, on the Project satisfactory to the Minister in scope and detail, in order to allow the Minister to assess the progress of the Project. Reports will be submitted quarterly for the period up to and including the quarter following the completion of the Project. Each report is due by the tenth (10th) calendar day following the end of the quarter to which the report relates.

7.2	Final Report. In accordance with Subsection 6.4, the Recipient shall submit to the Minister a final report, substantially in the form of Annex 6 - Forms of Final Report and Final Certificate, on the Project satisfactory to the Minister in scope and detail, in order to allow the Minister to assess the outcome of the Project.

7.3	Upon request of the Minister and at no cost to him, the Recipient shall promptly elaborate upon any report submitted or provide such additional information as may be requested.

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7.4	Financial Statements. The Recipient shall submit to the Minister a copy of the Recipient’s financial statements, accompanied by an externally prepared audit report or review report (as determined by the Minister) that has been issued by a licensed public accountant. These financial statements will be submitted within one hundred and twenty (120) calendar days of the Recipient’s fiscal year end or within such longer period, as may be authorized in writing by the Minister.

7.5	The Minister may request a copy of any report or publication produced as a result of this Agreement, whether interim or final, as soon as the same becomes available.

7.6	The Recipient shall at its own expense:

(a)	preserve and make available for audit and examination by the Minister, proper books, accounts and records of the Project Costs, wherever such books, and records may be located, and permit the Minister to conduct such independent audits and evaluations as the Minister in his discretion may require;

(b)	upon reasonable notice and after consultation with the Recipient, permit the Minister, reasonable access to the Project site and/or the Recipient’s premises and documents in order to inspect and assess the progress and results of the Project;

(c)	supply promptly, on request, such other data in respect of the Project and its results, as the Minister may require for purposes of this Agreement and for statistical and/or evaluation purposes.

7.7	The Minister shall have the right, at his own expense, and as and when he determines necessary, to perform audits of the Project Costs and the Recipient’s books, accounts, records, financial statements and claims for reimbursement of Eligible and Supported Costs, and the Recipient’s administrative, financial and claim certification processes and procedures, for the purposes of verifying the costs of the Project, validating claims for reimbursement of Eligible and Supported Costs, ensuring compliance with the terms of this Agreement, and confirming amounts repayable to Her Majesty under the provisions of this Agreement.

7.8	Any audits performed hereunder will be carried out by auditors selected by the Minister, which may include any of the following: Agency officials, an independent auditing firm, and/or the Recipient’s external auditors. The Minister will provide the Recipient with a description of the scope and criteria of the audit and the expected time frames for completion of the audit and public release of the related reports.

7.9	Auditor General of Canada. The Recipient acknowledges that the Auditor General of Canada may, at the Auditor General’s cost, after consultation with the Recipient, conduct an inquiry under the authority of Subsection 7.1(1) of the Auditor General Act in relation to any funding agreement (as defined in Subsection 42(4) of the Financial Administration Act) with respect to the use of funds received. For purposes of any such inquiry undertaken by the Auditor General, the Recipient shall provide, upon request and in a timely manner, to the Auditor General or anyone acting on behalf of the Auditor General:

(a)	all records held by the Recipient or by agents or contractors of the Recipient, relating to this Agreement and the use of the Contribution; and

(b)	such further information and explanations as the Auditor General, or anyone acting on behalf of the Auditor General, may request relating to this Agreement and/or the Contribution.

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8.	Representations and Covenants

8.1	The Recipient represents and warrants that:

(a)	it is a corporation, duly incorporated and validly existing and in good standing under the laws of Canada and has the power and authority to carry on its business, to hold its property and to enter into this Agreement. The Recipient warrants that it shall remain as such for the duration of this Agreement;

(b)	the execution, delivery and performance of this Agreement have been duly and validly authorized by the necessary corporate actions of the Recipient and when executed and delivered by the Recipient, this Agreement constitutes a legal, valid and binding obligation of the Recipient, enforceable in accordance with its terms;

(c)	it has acquired or will acquire general liability insurance and property damage insurance, in an adequate amount consistent with the scope of the operations and the Project and will maintain such for the duration of the Agreement and the Control Period.

(d)	the signatory(ies) to this Agreement, on behalf of the Recipient, has(ve) been duly authorized under a borrowing by-law to execute and deliver this Agreement;

(e)	this Agreement constitutes a legally binding obligation of the Recipient, enforceable against it in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization and other laws affecting generally the enforcement of the rights of creditors and subject to a court’s discretionary authority with respect to the granting of a decree, ordering specific performance or other equitable remedies;

(f)	the execution and delivery of this Agreement and the performance by the Recipient of its obligations hereunder will not, with or without the giving of notice or the passage of time or both:

(i)	violate the provisions of the Recipient’s by-laws, any other corporate governance document subscribed to by the Recipient or any resolution of the Recipient;

(ii)	violate any judgment, decree, order or award of any court, government agency, regulatory authority or arbitrator; or

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(iii)	conflict with or result in the breach or termination of any material term or provision of, or constitute a default under, or cause any acceleration under, any license, permit, concession, franchise, indenture, mortgage, lease, equipment lease, contract, permit, deed of trust or any other instrument or agreement by which it is bound.

(g)	there are no actions, suits, investigations or other proceedings pending or, to the knowledge of the Recipient, threatened and there is no order, judgment or decree of any court or governmental agency, which could materially and adversely affect the Recipient’s ability to carry out the activities contemplated by this Agreement;

(h)	it has obtained or will obtain all necessary licences and permits in relation to the Project, which satisfy the requirements of all regulating bodies of appropriate jurisdiction; and

(i)	it owns or holds sufficient rights in any intellectual property required to carry out the Project.

8.2	The Recipient covenants and agrees that:

(a)	it shall obtain the prior written consent of the Minister before making any change to any aspect of the Project or to the management of the Project or Recipient.

(b)	no Change of Control will occur without the prior written consent of the Minister.

(c)	it shall acquire and manage all equipment, services and supplies required for the Project in a manner that ensures the best value for funds expended.

9.	Federal Visibility Requirements

9.1	The Recipient agrees that its name, the amount of the Contribution and a description of the general nature of the activities supported under this Agreement may be made publicly available by the Minister.

9.2	In order to promote the support received from Her Majesty, and to raise awareness of the Agency’s Southern Ontario Advantage Prosperity initiative, the Recipient agrees to the following requirements, to be implemented at the discretion of the Minister:

(a)	Participate in and assist with coordination of a public announcement of the Agreement by the Minister in the form of an event and/or news release as provided by the Minister. The Recipient shall maintain the confidentiality of this Agreement until such public announcement;

(b)	Coordinate a mutually agreeable venue, date and time, in light of the availability of the Minister, for public/media events outlining to Project achievements or initiatives undertaken by the Recipient and acknowledging the role of Her Majesty on these occasions. Unless agreed to in advance, no event will take place without at least fifteen (15) business days’ notice to the Minister, unless otherwise agreed to by the Minister;

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(c)	Upon completion of the Project, hold a public/media event, which will include the Minister outlining the achievements of the Project at a mutually agreeable venue, date and time. Unless agreed to in advance, no event will take place without at least fifteen (15) business days’ notice to the Minister, unless otherwise agreed to by the Minister;

(d)	At the request of the Agency, participate in, coordinate and accommodate activities that showcase the results or expected results of the Minister’s support, including but not limited to public showcase events, site visits, photo opportunities, production of promotional products (including but not limited to, photos and images, video, print and new media). This includes providing access to the Recipient’s work site(s) to the Agency staff, (without divulging any trades secrets or sensitive material - such as intellectual property or proofs of concept that may exist under or be in the patent process). The Recipient agrees that the Minister may contact it for the purposes of preparing project success stories;

(e)	When providing information on the products and services funded in whole or in part by this Agreement (including financial assistance for an enterprise or organization), specify that the financial assistance is made possible through a contribution from Her Majesty;

(f)	Prominently display at the Project site in a manner prescribed by the Minister, promotional material or signage which may be provided by the Minister and installed at the Recipient’s expense, communicating the nature of the funded activities and/or the involvement of Her Majesty; and

(g)	Include the appropriate “Government of Canada” wordmark and Agency signature in all publications and advertising describing or promoting the products and services funded in whole or in part by this Agreement, including, but not limited to, electronic media (web, television, video), and print media (signs, print advertising, brochures, magazines, maps, posters). The Recipient will consult with the Minister in preparing the content and look of all such material, which must be approved in advance. The Recipient will provide the Agency with no less than ten (10) business days for the approval of all materials prior to its release.

The Minister may, by notice in writing given to the Recipient, require that recognition of the support provided by the Minister not be made in any public communication of the Recipient.

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10.	Official Languages

Where the Recipient communicates with members of the public regarding Project activities supported by the Contribution, and/or where the Recipient provides services supported by the Contribution to members of the public, the Recipient shall:

(a)	make available in both official languages any notice, advertisement, announcement, document or publication for the information primarily of members of the public;

(b)	actively offer and provide in both official languages any services to be provided or made available to members of the public;

(c)	encourage members of both official language communities to participate in its activities; and

(d)	organize activities when appropriate to meet the needs of members of both official language communities.

11.	Environmental and Other Requirements

11.1	The Recipient acknowledges that an environmental assessment of the Project is required to be conducted in accordance with the Canadian Environmental Assessment Act (“CEAA”). The Recipient further acknowledges that no funds will become payable to it under this Agreement unless:

a)	an environmental assessment of the Project, including all nodes and locations, has been conducted in accordance with CEAA; and

b)	the Minister has determined that the Project is unlikely to result in any significant adverse environmental effects after the implementation of mitigation measures, if any.

If the Minister determines that taking into account the implementation of certain mitigation measures, the Project is not likely to cause any significant adverse environmental effects, the Minister shall complete Annex la - Environmental Mitigation Measures and the Recipient agrees to implement, at its own expense, the mitigation measures set out in Annex la - Environmental Mitigation Measures. The Recipient shall inform the Minister in writing within 30 calendar days of implementing or satisfying each mitigation measure.

11.2	The Recipient shall comply with all federal, provincial, territorial, municipal and other applicable laws governing the Recipient and the Project, including but not limited to, statutes, regulations, by-laws, rules, ordinances and decrees. This includes legal requirements and regulations relating to environmental protection and the successful implementation of and adherence to any mitigation measures, monitoring or follow-up program, which may be prescribed by the Minister or by other federal, provincial, territorial, municipal bodies. The Recipient will certify to the Minister that it has done so.

11.3	The Recipient will provide the Minister with reasonable access to any Project site, for the purpose of ensuring that the terms and conditions of any environmental approval are met, and that any required mitigation measures, monitoring or program follow up have been carried out, to the satisfaction of the Minister.

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11.4	If a change that would trigger a re-assessment of the Project under CEAA is proposed for, or made to the Project, the Minister and the Recipient agree that despite any other provision in this Agreement, the Minister’s obligations under this Agreement will be suspended, until a federal environmental assessment is completed, an amendment to the Agreement has been signed, which specifies the required mitigation measures and any updated mitigation measures have been implemented, as the case may be.

11.5	Aboriginal consultation. The Recipient acknowledges that the Minister’s obligation to pay the Contribution is conditional upon Her Majesty satisfying any obligation that Her Majesty may have to consult with or to accommodate any Aboriginal groups, which may be affected by the terms of this Agreement.

12.	Indemnification and Limitation of Liability

12.1	The Recipient shall at all times indemnify and save harmless Her Majesty, its officers, officials, employees and agents, from and against all claims and demands, losses, costs, damages, actions, suits or other proceedings (including, without limitation, those relating to injury to persons, damage to or loss or destruction of property, economic loss or infringement of rights) by whomsoever brought or prosecuted, or threatened to be brought or prosecuted, in any manner based upon or occasioned by any injury to persons, damage to or loss or destruction of property, economic loss or infringement of rights, caused by, or arising directly or indirectly from:

(a)	the Project, its operation, conduct or any other aspect thereof;

(b)	the performance or non-performance of this Agreement, or the breach or failure to comply with any term, condition, representation or warranty of this Agreement by the Recipient, its officers, employees and agents, or by a third party or its officers, employees, or agents;

(c)	the design, construction, operation, maintenance and repair of any part of the Project or,

(d)	any omission or other wilful or negligent act or delay of the Recipient or a third party and their respective employees, officers, or agents, except to the extent to which such claims and demands, losses, costs, damages, actions, suits, or other proceedings relate to the negligent act or omission of an officer, official, employee, or agent of Her Majesty, in the performance of his or her duties.

12.2	The Minister shall have no liability under this Agreement, except for payments of the Contribution, in accordance with and subject to the provisions of this Agreement. Without limiting the generality of the foregoing, the Minister shall not be liable for any direct, indirect, special or consequential damages, or damages for loss of revenues or profits of the Recipient.

12.3	Her Majesty, her agents, employees and servants will not be held liable in the event the Recipient enters into loan, a capital or operating lease or other long-term obligation in relation to the Project for which the Contribution is provided.

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13.	Default and Remedies

13.1	Event of Default. The Minister may declare that an Event of Default has occurred if:

(a)	the Recipient has failed or neglected to pay Her Majesty any amount due in accordance with this Agreement;

(b)	the Project is not completed to the Minister’s satisfaction by the Completion Date;

(c)	the Recipient makes a materially false or misleading statement concerning support by Her Majesty in any internal and/or public communication, other than in good faith;

(d)	the Recipient becomes bankrupt or insolvent, goes into receivership, or takes the benefit of any statute, from time to time in force, relating to bankrupt or insolvent debtors;

(e)	an order is made or the Recipient has passed a resolution for the winding up of the Recipient, or the Recipient is dissolved;

(f)	the Recipient has, in the opinion of the Minister, ceased to carry on business or has sold all or substantially all of its assets;

(g)	the Project is carried out at locations, other than those mentioned in Annex 1 - Statement of Work;

(h)	the Recipient has submitted false or misleading information, or has made a false or misleading representation to the Agency, the Minister or in this Agreement;

(i)	the Recipient has not, in the opinion of the Minister, met or satisfied a term or condition of this Agreement;

(j)	the Recipient has not met or satisfied a term or condition under any other contribution agreement or agreement of any kind with Her Majesty;

(k)	the Recipient is not eligible or is otherwise not entitled to the Contribution; or,

(l)	the Recipient has not complied with the monitoring, audit and evaluation requirements, specified in this Agreement.

13.2	Notice and Rectification Period. Except in the case of default under Subsection 13.1 (d) (e) and (f), the Minister will not declare that an Event of Default has occurred unless he has given prior written notice to the Recipient of the occurrence, which in the Minister’s opinion constitutes an Event of Default. The Recipient shall, within such period of time as the Minister may specify in the notice, either correct the condition or event or demonstrate, to the satisfaction of the Minister, that it has taken such steps as are necessary to correct the condition, failing which the Minister may declare that an Event of Default has occurred.

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13.3	Remedies. If the Minister declares that an Event of Default has occurred, the Minister may immediately exercise any one or more of the following remedies, in addition to any remedy available at law:

(a)	terminate the Agreement, including any obligation by the Minister to make any payment under this Agreement, including any obligation to pay an amount owing prior to such termination;

(b)	suspend any obligation by the Minister to make any payment under this Agreement, including any obligation to pay an amount owing prior to such suspension; and

(c)	require the Recipient to repay forthwith to Her Majesty all or part of the Contribution, and that amount is a debt due to Her Majesty and may be recovered as such.

13.4	The Recipient acknowledges the policy objectives served by the Minister’s agreement to make the Contribution, that the Contribution comes from the public monies, and that the amount of damages sustained by Her Majesty in an Event of Default is difficult to ascertain and therefore, that it is fair and reasonable that the Minister be entitled to exercise any or all of the remedies, provided for in this Agreement and to do so in the manner provided for in this Agreement, if an Event of Default occurs.

14.	Project Assets

14.1	The Recipient shall retain title to, and ownership of any assets (including any Foreground Intellectual Property), the cost of which has been contributed to by the Minister under this Agreement and shall not sell, assign, transfer, encumber, pledge, grant a security interest or otherwise dispose of same, without the prior written consent of the Minister. As a condition of such consent, the Minister may require the Recipient to repay Her Majesty the whole or any part of the Contribution paid to the Recipient hereunder.

15.	Miscellaneous

15.1	The Recipient represents and warrants that no member of the House of Commons or Senate of Canada shall be admitted to any share or part of this Agreement or to any benefit arising from it, that are not otherwise available to the general public.

15.2	The Recipient confirms that no current or former public servant or public office holder, to whom the Values and Ethics Code for the Public Service or the Conflict of Interest Act applies, shall derive direct benefit from the Agreement, including any employment, payments or gifts, unless the provision or receipt of such benefits is in compliance with such codes and the legislation. Where the Recipient employs or has a major shareholder, who is either a current or former (in the last twelve (12) months) public office holder or public servant in the federal government, the Recipient shall demonstrate compliance with these codes and the legislation.

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15.3	The Recipient represents and warrants that:

(a)	it has not paid, nor agreed to pay to any person, either directly or indirectly, a commission, fee or other consideration that is contingent upon the execution of this Agreement, or upon the person arranging a meeting with a public office holder;

(b)	it will not pay, nor agree to pay to any person, either directly or indirectly, any commission, fee or other consideration that is contingent upon the person arranging a meeting with a public office holder;

(c)	any persons who are or have been engaged by the Recipient to communicate or arrange meetings with public office holders, regarding the Project or this Agreement, are in full compliance with all requirements of the Lobbying Act; and

(d)	any persons who may be engaged by the Recipient to communicate or arrange meetings with public office holders, regarding the Project or this Agreement, will at all times be in full compliance with the requirements of the Lobbying Act.

15.4	The Recipient acknowledges that the representations and warranties in this section are fundamental terms of this Agreement. In the event of breach of these, the Minister may exercise the remedies provided under Subsection 13.3.

16.	General

16.1	Debt due to Canada. Any amount owed to Her Majesty under this Agreement shall constitute a debt due to Her Majesty and shall be recoverable as such. Unless otherwise specified herein, the Recipient agrees to make payment of any such debt forthwith on demand.

16.2	Interest. Debts due to Her Majesty will accrue interest in accordance with the Interest and Administrative Charges Regulations, in effect on the due date, compounded monthly on overdue balances payable, from the date on which the payment is due, until payment in full is received by Her Majesty. Any such amount is a debt due to Her Majesty and is recoverable as such.

16.3	Set-Off. Without limiting the scope of set-off rights provided in the Financial Administration Act, the Minister may set off against the Contribution, any amounts owed by the Recipient to Her Majesty under legislation or contribution agreements and the Recipient shall declare to the Minister all amounts outstanding in that regard, when making any claim under this Agreement.

16.4	No Assignment of Agreement. Neither this Agreement nor any part thereof shall be assigned by the Recipient, without the prior written consent of the Minister.

16.5	Annual Appropriation. Payment by the Minister of amounts due under this Agreement shall be conditional on there being a legislated appropriation for the Fiscal Year in which the payment is to be made. The Minister shall have the right to terminate or reduce the Contribution, in the event that the amount of the appropriation is reduced or denied by Parliament. In the event that any portion of the Contribution has been paid to the Recipient and the legislated appropriation for the Fiscal Year in which such payment is made is not obtained, the Minister shall have the right to recover the amount so paid from the Recipient.

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16.6	Successors and Assigns. This Agreement is binding upon the Recipient, its successors and permitted assigns.

16.7	Confidentiality. Subject to the Access to Information Act (Canada), the Privacy Act, the Library and Archives Act of Canada and Section 9.0 of this Agreement, the Parties shall keep confidential and shall not disclose the contents of this Agreement or the transactions contemplated hereby, without the consent of all Parties.

16.8	International Disputes. Notwithstanding Subsection 16.7, the Recipient waives any confidentiality rights to the extent such rights would impede Her Majesty from fulfilling its notification obligations to a world trade panel for the purposes of the conduct of a dispute, in which Her Majesty is a party or a third party intervener.

16.9	Governing Law. This Agreement shall be subject to and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

16.10	Dispute Resolution. If a dispute arises concerning the application or interpretation of this Agreement, the Parties shall attempt to resolve the matter through good faith negotiation, and may, if necessary and the Parties consent in writing, resolve the matter through mediation or by arbitration, by a mutually acceptable mediator or arbitration in accordance with the Commercial Arbitration Code set out in the schedule to the Commercial Arbitration Act (Canada), and all regulations made pursuant to that Act.

16.11	No Amendment. No amendment to this Agreement shall be effective unless it is made in writing and signed by the Parties hereto.

16.12	No Agency. No provision of this Agreement or action by the Parties will establish or be deemed to establish any partnership, joint venture, principal-agent or employer-employee relationship in any way, or for any purpose, between Her Majesty and the Recipient, or between Her Majesty and a third party. The Recipient is not in any way authorized to make a promise, agreement or contract and to incur any liability on behalf of Her Majesty, nor shall the Recipient make a promise, agreement or contract and incur any liability on behalf of Her Majesty, and shall be solely responsible for any and all payments and deductions, required by the applicable laws.

16.13	No Waiver. Any tolerance or indulgence demonstrated by one Party to the other, or any partial or limited exercise of rights conferred on a Party, shall not constitute a waiver of rights, and unless expressly waived in writing the Parties shall be entitled to exercise any right and to seek any remedy, available under this Agreement or otherwise at law. Either Party may, by notice in writing, waive any of its rights under this Agreement.

16.14	Public Dissemination. All reports and other information that the Minister collects, manages or has a right to receive or produce in accordance with this Agreement, or that the Recipient collects, creates, manages and shares with the Minister, shall be deemed to be “Canada Information”. The Minister shall have the right, subject to the provisions of the Access to Information Act, to release to the public, table before Parliament, or publish by any means, any Canada Information, including such excerpts or summaries of the Canada Information as he may, from time to time, decide to make.

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16.15	No conflict of interest. The Recipient and its consultants and any of their respective advisors, partners, directors, officers, shareholders, employees, agents and volunteers shall not engage in any activity where such activity creates a real, apparent or potential conflict of interest in the sole opinion of the Minister, with the carrying out of the Project. For greater certainty, and without limiting the generality of the foregoing, a conflict of interest includes a situation where anyone associated with the Recipient owns or has an interest in an organization that is carrying out work related to the Project.

16.16	Disclose potential conflict of interest. The Recipient shall disclose to the Minister without delay any actual or potential situation that may be reasonably interpreted as either a conflict of interest or a potential conflict of interest.

16.17	Severability. If for any reason a provision of this Agreement that is not a fundamental term of the agreement between the Parties is found to be or becomes invalid or unenforceable, whether in whole or in part, such provision or part thereof declared invalid or unenforceable shall be deemed to be severable and shall be deleted from this Agreement and all remaining terms and conditions of this Agreement will continue to be valid and enforceable.

16.18	Intellectual Property. Title to any Foreground Intellectual Property shall vest exclusively in the Recipient. The Recipient shall take appropriate steps to protect the Foreground Intellectual Property and shall, upon written request, provide information to the Minister in that regard. The Recipient agrees that it shall not agree to any exclusive and irrevocable licenses of the Foreground Intellectual Property or to the sublicensing of the Foreground Intellectual Property in any license agreement except where the Recipient will be entitled to receive royalties directly or indirectly from such sublicense.

16.19	Business Information. Notwithstanding anything else contained in this Agreement, the Minister shall be given the right to the use of any of the Recipient’s publicly available business information about the Project (e.g. brochures, awareness, packages, etc.).

17.	Notice

17.1	Any notice, information or document required under this Agreement shall be effectively given, if delivered or sent by letter or facsimile (postage or other charges prepaid). Any notice that is delivered shall be deemed to have been received on delivery; any notice sent by facsimile shall be deemed to have been received one (1) working day after being sent, any notice that is mailed shall be deemed to have been received eight (8) calendar days after being mailed.

17.2	Any notice or correspondence to the Minister shall be addressed to:

Federal Economic Development Agency for Southern Ontario

101 Frederick Street, Suite 702

Kitchener, ON N2H 6R2

Attention: Prosperity Initiative

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17.3	Any notice or correspondence to the Recipient shall be addressed to:

Blue Water Biochemicals Inc.

c/o BIO AMBER

1250 Rene-Levesque Blvd West

Suite 4110

Montreal, QC Canada H3B 4W8

Attention: Mike Hartmann

17.4	Each of the Parties may change the address, which they have stipulated in this Agreement by notifying in writing the other party of the new address, and such change shall be deemed to take effect fifteen (15) calendar days after receipt of such notice.

18.	Special Conditions

18.1	The Recipient certifies that the copy of its constating documents, borrowing by-law and resolution (collectively, the “Authorizing Documents”) attached hereto as Annex 4 is a true copy of the Authorizing Documents of the Recipient and such documents are in full force and effect and are unamended as of the Date of Acceptance.

18.2	The Recipient represents that it is an SME located in Southern Ontario.

18.3	The Recipient agrees that the Minister, at his expense, may engage outside firms or individuals, unrelated to the Government of Canada, with the required expertise to evaluate and monitor the Project and its implementation or review any documents submitted by the Recipient. The Recipient agrees to provide access to any site, meeting or to any document in relation to the Project to such firms or individuals.

18.4	The Recipient agrees to submit its first claim for Eligible and Supported Costs within sixty (60) calendar days of the Date of Acceptance.

18.5	The Recipient agrees that it shall not pay any dividends whatsoever, make payments to a parent company or to any of its affiliates, nor payout shareholders loans without the prior written consent of the Minister except for royalty payments paid to BioAmber Inc. or to one of its affiliates in the amount of ten cents a pound of bio-based succinic acid produced at the Recipient’s plant to be build in Sarnia in connection with the Project (“Plant”) in consideration of the grant to the Recipient of a license to use certain technologies required to operate the Plant.

18.6	As a condition precedent to disbursement of the Contribution, the Recipient shall obtain from its shareholders a postponement and subordination agreement in favour of Her Majesty in order to postpone all shareholders’ loan, substantially in the form attached hereto as Annex 8 - Form of Postponement and Subordination Agreement.

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18.7	The Recipient agrees that it shall contribute no less than ten percent (10%) to the Eligible and Supported Costs of the Project.

18.8	As a condition precedent to the disbursement of the Contribution, the Recipient agrees to provide the Minister with satisfactory evidence that it has obtained insurance in accordance with the requirement of Paragraph 8(1)c) in an amount satisfactory to the Minister.

19.	Acceptance

The Recipient agrees that unless the Minister receives a duly executed duplicate copy of this Agreement within thirty (30) calendar days of the date of execution by the Minister, this Agreement is revocable at the discretion of the Minister.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement through authorized representatives.

Project No.:

HER MAJESTY THE QUEEN IN RIGHT OF CANADA

Per:	/s/ Bruce Archibald	Date: Sep 28, 2011
Dr. Bruce Archibald, PhD., President
Federal Economic Development Agency
For Southern Ontario

BLUEWATER BIOCHEMICALS INC.

Per:	/s/ Jean-Francois Huc	Date: Sept 28, 2011
Jean-Francois Huc
President

I have authority to bind the corporation.

Per:	/s/ Mike Hartmann	Date: Sept 28, 2011
Mike Hartmann
Vice President Corporate Affairs

I have authority to bind the corporation.

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Annex 1

PROSPERITY INITIATIVE

THE PROJECT - STATEMENT OF WORK

Recipient:	BlueWater Biochemicals Inc.

Project Number:	509040

Project Location:	Sarnia, ON

Timing:	Start date: July 4, 2011
End date: March 31, 2013

Purpose / Objectives / Activities of the Project

•	The purpose of the project is to finance the construction and start-up of the Recipient’s bio-based succinic acid plant in Sarnia., Ontario.

•	The Sarnia plant would serve as a catalyst for a new bio-chemical cluster which will attract more businesses to the area and support the economic diversification of the region.

•

Succinic acid is an organic acid that can be used as a building block to produce a range of products including bio-based plastics, polyurethanes, polyesters, non-toxic solvents, green plasticizers and non-corrosive de-icing solutions for roads and runways.

•

The objective of the project is to address the growing global demand for bio-based succinic acid and requirement for new capacity by leveraging the experience and latest technologies obtained through the operation of a large scale succinic acid demonstration plant in Pomacle France and apply it towards the construction of a commercial scale plant.

•

The Recipient will build and operate a $79 million Bio-based Succinic Acid Plant. The proposed facility would utilize the existing but under used chemical cluster infrastructure in Sarnia and be the first step in creating the world’s first bio-based chemical cluster.

•

The project will take up to two years to construct and is projected to create 150 jobs during the construction period. Once operational the business will create 40 on-going skilled jobs. Independent studies project an impact the creation of an additional 70 indirect jobs through supply chain support services for plant construction and plant operations.

•	Specific activities and projected completion dates are as follows:

Project Activity	Estimated Costs	Estimated Completion Date
Major equipment purchase	[***]	40% by end of Q1 2012, 60% by end of Q3 2012
Process Building		100% by end of Q4 2012
Equipment installation		100% by end of Q1 2013
Site improvement		100% during Q4 2011
Concrete work		100% by end of Q1 2012
Structural steel		100% by end of Q1 2012
Architectural, ductwork & safety		100% by end of Q4 2012
Piping		70% by end of Q3 2012, 30% by end of Q1 2013
Control systems		100% by end of Q1 2013
Electrical		70% by end of Q3 2012, 30% by end of Q1 2013
Insulation		100% by end of Q4 2012
Painting		100% by end of Q1 2013
Construction equipment		100% by end of Q1 2013
Facilities & services		100% by end of Q1 2013
EPCM costs

25% by end of Q4 2011 for Engineering, 3% by end of Q1 2012 for Procurement,

3% by end of Q1 2012 for Procurement,

18% by end of Q2 2012 for Construction & Management,

18% by end of Q3 2012 for Construction & Management,

18% by end of Q4 2012 for Construction & Management,

18% by end of Q1 2013 for Construction & Management,

Total	$78,842,681

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Expected Results of the Project

1. Please provide anticipated sales data in dollars to be realized through this Project per the table below:

Measurement	Pre-project	Post-project
		2013	2014	2015
Sales in Canada	$0	$2.4 mil	$3.4 mil	$5.2 mil
Export Sales	$0	$21.6 mil	$30.4 mil	$46.8 mil

•

The project will create 40 direct skilled jobs once the plant is operational and serve to support the creation of an additional 18 indirect jobs throughout the region. There will be approximately 217 jobs created in the construction of the facility.

2. Please describe any patent/copyrights to be created as a result of this Project.

•	Bluewater will be licensing patented technology and know for the production bio based succinic acid.

•	Bluewater also plans to double capacity in Sarnia by 2014 through the introduction of a next-generation yeast being developed with Cargill.

•	Bluewater also plans to produce 1,4-Butanediol (BDO) on the site, using technology exclusively licensed from DuPont that converts succinic acid to BDO.

3. Please describe new opportunities for regional economic diversification to be created as a result of this Project in terms of companies expanded, attracted and/or created in Southern Ontario. Please include in your response the communities in which these companies are located.

•	The project will diversify the Sarnia area through the construction and operation of a new production plant for succinic acid.

•	It is expected that the plant constructed through this project will double its capacity in Sarnia by 2014 through the introduction of next-generation yeast being developed with Cargill.

•	Additionally, Bluewater plans to produce 1,4 Butanediol (BDO) in the Sarnia facility using technology licensed from Dupont that converts succinic acid to BDO

4. Please describe any linkages to be established with educational/technical/not-for-profit institutions as a result of this Project that will contribute to advancing innovative capacity:

•

Bluewater will continue its work with its alliance partner the Sustainable Energy Alliance of Canada and others to leverage its succinic acid production facility for further development work including the doubling of capacity of the Sarnia plant by 2014, introduction of next generation yeast and production of BDO.

•	Bluewater also anticipates engagement of local community college for training and skills development of its workforce once in place.

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Key Contacts
Designated Signing Authority	Name Title Phone number Email Address Fax	Jean-Francois Huc President 514-844-8000[***] 514-844-1414
Designated Financial Administrator	Name Title Phone number Email Address Fax	Mike Hartmann VP Corporate Affairs 514-844-8000[***] 514-844-1414
Designed Manager/Administrator	Name Title Phone number Email Address Fax	Mike Hartmann VP Corporate Affairs 514-844-8000[***] 514 844-1414

COSTS	[***]		FINANCING	[***]
CAPITAL

Eligible and Supported Costs
Major equipment purchase	[***	]	FedDev Contribution	[***	]
Equipment installation			Other Federal Contribution
Site improvement			Provincial Government
Concrete work			Other Investor Equity
Structural steel			Applicant Equity/Financing
Architectural, ductwork & safety			Other
Piping
Control systems
Electrical
Insulation
Painting
Construction equipment
Facilities & services
EPCM costs
Sub-Total Eligible and Supported Costs			Total Financing

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Eligible and Not-Supported Costs
	[***	]	FedDev Contribution	[***	]
Other Federal Contribution
Provincial Government
Other Investor Equity
Applicant Equity/Financing
Other
Sub-Total Eligible and Not-Supported Costs			Total Financing
Sub-Total Eligible Costs			Total Financing
Ineligible Costs
Process building	[***	]	FedDev Contribution	[***	]
Other Federal Contribution
Provincial Government
Other Investor Equity
Applicant Equity/Financing
Other
Sub-Total Ineligible Costs			Total Financing
TOTAL CAPITAL COSTS			TOTAL Financing

COSTS			FINANCING
NON-CAPITAL
Eligible and Supported Costs
All Costs	[***	]	FedDev Contribution	[***]
Other Federal Contribution
Provincial Government
Other Investor Equity
Applicant Equity/Financing
Other
Sub-Total Eligible and Supported Costs			Total Financing

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Eligible and Not-Supported Costs
All Costs	[***	]	FedDev Contribution	[***	]
Other Federal Contribution
Provincial Government
Other Investor Equity
Applicant Equity/Financing
Other
Sub-Total Eligible and Not-Supported Costs			Total Financing
Sub-Total Eligible Costs			Total Financing
Ineligible Costs
All Costs	[***	]	FedDev Contribution	[***	]
Other Federal Contribution
Provincial Government
Other Investor Equity
Applicant Equity/Financing
Other
Sub-Total Ineligible Costs			Total Financing
TOTAL NON-CAPITAL COSTS			TOTAL FINANCING
PROJECT COSTS	$78,342,681

STACKING LIMITS
STACKING - CAPITAL
Total Eligible Costs	$70,106,205
Total Government Contributions	$35,000,000
Estimated Investment Tax Credits	$0
Contributions Subject to Stacking %	$35,000,000
Stacking %	50.00%
Stacking Limit	50.00%

STACKING - NON-CAPITAL
Total Eligible Costs	$0
Total Government Contributions	$0
Estimated Investment Tax Credits	$0
Contributions Subject to Stacking %	$0
Stacking %	0.0%
Stacking Limit	75.0%

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Please Note:

1)	Eligible and Supported Costs include the amount of the harmonized sales tax (HST), net of any refund or eligible credits due from the Canada Revenue Agency

2)	The Recipient shall not redirect funding greater than 15% between cost categories without the prior written consent of the Minister

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Annex 1a

PROSPERITY INITIATIVE

ENVIRONMENTAL MITIGATION MEASURE

Recipient:	BlueWater Biochemicals Inc.

Project Number:	509040

Project Location:	Sarnia, ON

Timing:	Start date: July 4, 2011
End date: March 31, 2013

The Minister has determined that the Project is a “project” as defined by the Canadian Environmental Assessment Act, therefore the Contribution is conditional upon the Recipient successfully implementing the mitigation measures from the environmental assessment, as identified below, satisfactory in scope and detail to the Minister.

Further to Subsection 11.1, the Recipient agrees to successfully implement the following mitigation measures:

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Annex 2

PROSPERITY INITIATIVE

COSTING GUIDELINE MEMORANDUM

1.0	General Conditions

1.1	Costs are Eligible and Supported Costs for the purposes of this Agreement only if they are, in the opinion of the Minister,

(a)	directly related to the intent of the Project,

(b)	reasonable,

(c)	appear in Annex 1 - Statement of Work,

(d)	incurred in respect of activities, which are incremental to the usual activities of the Recipient, and

(e)	incurred between the Eligibility Date and the Completion Date,

1.2	Costs submitted for reimbursement must be net of any refund or eligible tax credits (including HST).

1.3	Costs incurred by way of the exercise of an option to purchase or hire are eligible, only if the exercise of the option is at the sole discretion of the Recipient and the option has been exercised between the Eligibility Date and the Completion Date

1.4	The costs of all goods and services acquired from an entity which, in the opinion of the Minister, is not at arm’s length from the Recipient, shall be valued at the cost which, in the opinion of the Minister, represents the fair market value of such goods or services, which cost shall not include any mark up for profit or return on investment.

1.5	No cost described in Subsection 1.4 above shall be eligible for inclusion in Eligible and Supported Costs, unless the Recipient causes the supplying entity to maintain proper books, accounts and records of the costs related to the Project, and to provide the Minister access to such books, accounts and records.

2.0	Eligible Costs

Where consistent with the approved Eligible and Supported Costs, as defined in Annex 1 - Statement of Work, the following criteria will be used in determining eligibility of costs:

2.1	Travel Costs - Prime Transportation

Eligible and Supported Costs incurred for travel are those, which are deemed necessary to the performance of the Project. To be eligible, travel costs must be clearly documented as to the purpose of each trip. Travel expenses, at economy rates, shall be charged at actual costs, but only to the extent that they are considered reasonable by the Minister.

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Necessary return airfare, train fare or bus fare at economy rates for participating personnel, where a personal automobile is to be used, kilometre (mileage) allowance will be based on current Treasury Board of Canada Travel Directives. Eligible and Supported Costs shall be limited to the cost that would have been incurred and paid had normal public transportation at economy rates been used.

Food, accommodation and entertainment (hospitality) costs are not eligible.

2.2	Audit of Project Costs Claimed

If expressly approved in writing by the Minister, Eligible and Supported Costs may include the cost of professional accountants certifying the accuracy of any costs claimed.

2.3	Consultants

The direct costs of studies and/or services carried out by a private contractor or consultant are eligible.

Where a particular contractor or consultant has been specified in the Agreement, and the Recipient wishes to proceed with the Project using another contractor or consultant, prior consultation with the Project officer is advised to ensure eligibility.

The Minister shall not contribute to the cost of the services of any consultant that is not, in the opinion of the Minister, at arm’s length from the Recipient.

2.4	Calculation of Direct Labour

Labour and benefit costs claimed by the Recipient as direct Eligible and Supported Costs toward the Project will include only that time worked directly on the Project at the payroll rate and excludes indirect time, non-project related time, holidays, vacation, paid sickness, etc, except as noted below. Paid overtime, where considered reasonable in the opinion of the Minister, may be claimed. Time off in lieu of payment is not eligible. Time claimed will normally be expressed in hours.

The payroll rate is the actual gross pay rate for each employee (normal periodic remuneration before deductions). The payroll rate excludes all premiums (e.g. overtime), shift differentials and any reimbursement or benefit conferred in lieu of salaries or wages except those noted below.

Claims relating to the employer’s portion of WSIB, statutory benefits (CPP, EI and vacation) and discretionary benefits (i.e., dental, extended health, disability and life insurance, pension plans, holiday and paid leave) negotiated as part of collective agreements or other salary and benefit packages shall be limited to the lesser of (i) actual cost and (ii) twenty percent (20%) of the payroll rate of each employee.

Benefits such as car allowances and other benefits beyond those listed above are not eligible.

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2.5	Sales Taxes

Eligible and Supported Costs include the amount of the harmonized sales tax (HST), net of any refund or eligible credits due from the Canada Revenue Agency.

In order to have the HST approved as an Eligible and Supported Cost on future claims, the Recipient will be required to provide documentation verifying the organization’s status under the relevant tax legislation.

3.0	Ineligible Costs

For greater certainty, any costs not specifically described as Eligible and Supported Costs in accordance with Section 1.0 of this Annex, shall be ineligible for inclusion in the Eligible Costs. By way of example only, Ineligible Costs include the following:

(a)	costs of land, building or vehicle purchase;

(b)	refinancing;

(c)	costs of intangible assets such as goodwill, whether capitalized or expensed;

(d)	depreciation or amortization expenses;

(e)	interest on invested capital, bonds, debentures, or mortgages;

(f)	bond discount;

(g)	losses on investments, bad debts and any other debts;

(h)	fines or penalties;

(i)	costs related to litigation;

(j)	non-incremental wages;

(k)	fees for administrators, including payments to any member or officer of the Recipient’s Board of Directors;

(l)	opportunity costs;

(m)	food, accommodation and entertainment costs;

(n)	costs of membership in a professional body; and

(o)	lobbyist fees.

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BlueWater Biochemicals Inc.	#509040

Annex 3

PROSPERITY INITIATIVE

DIRECT DEPOSIT AUTHORIZATION

Recipient Name: BlueWater Biochemicals Inc.

FEDDEV Project Number: 509040

Direct Deposit:

Progress and final disbursements of assistance can be deposited directly in below-mentioned bank account. Do you wish to take advantage of this service?

     No      Yes If yes, Email Address:

Name of Account Holder(s) (If different from above)

Please attach a voided cheque. If you are not providing a voided cheque, please have the following completed and confirmed by your financial institution:

Branch No.: ________________	Institution No.: ___________________________

Account No.:	__________________________________________________________
Name(s) of Account Holder(s):	__________________________________________________________
Financial Institution:	__________________________________________________________
Address:	__________________________________________________________
__________________________________________________________
Telephone No.:	__________________________________________________________

________________________________________	________________________________________

If I/we have checked YES for the Direct Deposit Service, I/we hereby authorize the Federal Economic Development Agency for Southern Ontario to credit the bank account identified above.

BlueWater Biochemicals Inc.

____________________________________
Signature of Authorized Signing Officer(s)	Date

Mike Hartmann

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BlueWater Biochemicals Inc.	#509040

Annex 4

PROSPERITY INITIATIVE

CERTIFIED COPY OF AUTHORIZING DOCUMENTS

Industry Canada Industrie Canada

2010-05-07

Corporations Canada
9th floor, Jean Edmonds Towers South
365 Laurier Avenue West
Ottawa, Ontario K1A 0C8

Corporations Canada
9e étage, Tour Jean Edmonds sud
365, avenue Laurier ouest
Ottawa (Ontario) K1A 0C8

Corporation Information Sheet

Fiche de renseignements concernant la société

Canada Business Corporations Act (CBCA)

Loi canadienne sur les sociétés par actions (LCSA)

7546360 CANADA INC.

Corporation Number	754636-0	Numéro de société
Corporation Key Required for changes of address or directors online	84343573	Clé de société Requise pour mettre à jour en ligne l'adresse du siège social ou l'information concernant les administrateurs
Anniversary Date Required to file annual return	05-07 (mm-dd/mm-jj)	Date anniversaire Requise pour le dépôt du rapport annuel
Annual Return Filing Period Starting in 2011	05-07 to/au 07-06 (mm-dd/mm-jj)	Période pour déposer le rapport annuel Débutant en 2011

Reporting Obligations

A corporation can be dissolved if it defaults in filing a document required by the CBCA. To understand the corporation's reporting obligations, consult **Keeping Your Corporation in Good Standing** (enclosed or available on our website).

Corporate Name

Where a name has been approved, be aware that the corporation assumes full responsibility for any risk of confusion with existing business names and trademarks (including those set out in the NUANS® search report). The corporation may be required to change its name in the event that representations are made to Corporations Canada and it is established that confusion is likely to occur. Also note that any name granted is subject to the laws of the jurisdiction where the corporation carries on business. For additional information, consult **Protecting Your Corporate Name** (enclosed or available on our website).

Obligations de déclaration

Une société peut être dissoute si elle omet de déposer un document requis par la LCSA. Pour connaître les obligations de déclaration de la société veuillez consulter la brochure **Maintenir votre société en conformité**, ci-jointe ou disponible dans notre site Web.

Dénomination sociale

En dépit du fait que Corporations Canada ait approuvé la dénomination sociale, il faut savoir que la société assume toute responsabilité de risque de confusion avec toutes dénominations commerciales, marques de commerce existantes (y compris celles qui sont citées dans le rapport de recherche NUANS[MD]). La société devra peut-être changer sa dénomination advenant le cas où des représentations soient faites auprès de Corporations Canada établissant qu'il existe une probabilité de confusion. Il faut aussi noter que toute dénomination octroyée est assujettie aux lois de l'autorité législative où la société mène ses activités. Pour obtenir de l'information supplémentaire, veuillez consulter le document **Protection de la dénomination sociale** ci-joint ou disponible dans notre site Web.

Canada

Telephone / Téléphone
1-866-333-5556

Email / Courriel
corporationscanada@ic.gc.ca

Website / Site Web
www.corporationscanada.ic.gc.ca

* Confidential treatment requested

BlueWater Biochemicals Inc.	#509040

Industry Canada Industrie Canada

Certificate of Incorporation

Canada Business Corporations Act

Certificat de constitution

Loi canadienne sur les sociétés par actions

7546360 CANADA INC.

Corporate name / Dénomination sociale

754636-0

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation, the articles of incorporation of which are attached, is incorporated under the *Canada Business Corporations Act*.

JE CERTIFIE que la société susmentionnée, dont les statuts constitutifs sont joints, est constituée en vertu de la *Loi canadienne sur les sociétés par actions*.

Aïssa Aomari

Deputy Director / Directeur adjoint

2010-05-07

Date of Incorporation (YYYY-MM-DD)
Date de constitution (AAAA-MM-JJ)

Canada

* Confidential treatment requested

BlueWater Biochemicals Inc.	#509040

Schedule / Annexe

Other Provisions / Autres dispositions

7. OTHER PROVISIONS

BORROWING POWERS

7.1. The Board of Directors may, by resolution and without the approval of the shareholders:

7.1.1. Borrow money, taking into account the credit of the Corporation;

7.1.2. Issue, reissue, sell or pledge the Corporation’s debt instruments;

7.1.3. Guarantee in the name of the Corporation the execution of an obligation of which another person is responsible.

7 1.4. Delegate one or many of the aforementioned powers to a director, a committee of directors or to an officer of the Corporation.

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BlueWater Biochemicals Inc.	#509040

Industry Canada Industrie Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

BLUEWATER BIOCHEMICALS INC.

Corporate name / Dénomination sociale

754636-0

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

Aïssa Aomari

Deputy Director / Directeur adjoint

2010-05-11

Date of Amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Canada

* Confidential treatment requested

BlueWater Biochemicals Inc.	#509040

Industry Canada | Industrie Canada

Form 4
Articles of Amendment
Canada Business Corporations Act (CBCA) (s. 27 or 177)

Formulaire 4
Clauses modificatrices
Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

1 Corporate name
Dénomination sociale
7546360 CANADA INC.

2 Corporation number
Numéro de la société
754636-0

3 The articles are amended as follows
Les statuts sont modifiés de la façon suivante

The corporation changes its name to:
La dénomination sociale est modifiée pour :
BLUEWATER BIOCHEMICALS INC.

4 Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Jean-François Huc

Jean-François Huc
514-844-8000

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).
Nota : Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ ou d'un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

Canada

IC 3069 (2008/04)

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BlueWater Biochemicals Inc.	#509040

Industry Canada | Industrie Canada

Form 4 Articles of Amendment
Canada Business Corporations Act (CBCA) (s. 27 or 177)

Formulaire 4 Clauses modificatrices
Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

1 Corporate name
Dénomination sociale
BLUEWATER BIOCHEMICALS INC.

2 Corporation number
Numéro de la société
754636-0

3 The articles are amended as follows
Les statuts sont modifiés de la façon suivante

The corporation changes the province or territory in Canada where the registered office is situated to:
La province ou le territoire au Canada où est situé le siège social est modifié pour :
QC

4 Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Jean-François Huc

Jean-François Huc
514-844-8000

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).
Nota : Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ ou d'un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

Canada

IC 3069 (2008/04)

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BlueWater Biochemicals Inc.	#509040

Industry Canada | Industrie Canada

Form 3 — Change of Registered Office Address

Canada Business Corporations Act (CBCA) (s. 19)

Formulaire 3 — Changement d'adresse du siège social

Loi canadienne sur les sociétés par actions (LCSA) (art. 19)

1 Corporate name
Dénomination sociale

BLUEWATER BIOCHEMICALS INC.

2 Corporation number
Numéro de la société

754636-0

3 New registered office address
Nouvelle adresse du siège social

1250, BOULEVARD RENÉ-LÉVESQUE OUEST
SUITE 4110
MONTRÉAL QC H3B 4W8

4 Additional address
Autre adresse

5 Declaration: I certify that I have relevant knowledge of the corporation and that I am authorized to sign this form.
Déclaration : J'atteste que je possède une connaissance suffisante de la société et que je suis autorisé(e) à signer le présent formulaire.

Jean-François Huc
514-844-8000

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).
Nota : Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ ou d'un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

Canada

IC 3420 (2008/04)

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BlueWater Biochemicals Inc.	#509040

RESOLUTIONS OF THE BOARD OF DIRECTORS OF BLUEWATER BIOCHEMICALS INC.

EFFECTIVE DATE:             AUGUST 25, 2011

REPAYABLE CONTRIBUTION FROM HER MAJESTY THE QUEEN IN RIGHT OF CANADA REPRESENTED BY THE MINISTER RESPONSIBLE FOR FEDERAL ECONOMIC DEVELOPMENT AGENCY FOR SOUTHERN ONTARIO

WHEREAS the corporation wishes to be granted a repayable contribution of up to a maximum amount of twelve million dollars ($12,000,000) from her Majesty the Queen in Right of Canada represented by the Minister Responsible for Federal Economic Development Agency for Southern Ontario (the “Agency”) and that the Agency wishes to make a repayable contribution of such amount to the corporation as part of its Prosperity initiative, the whole in accordance with the Prosperity Initiative Regional Diversification Contribution Agreement to be entered into between her Majesty the Queen in Right of Canada represented by the Minister Responsible for the Agency and the corporation (the “Contribution Agreement”);

IT IS RESOLVED:

1.	To approve that the corporation be granted a repayable contribution of up to a maximum amount of twelve million dollars ($12,000,000) from her Majesty the Queen in Right of Canada represented by the Minister Responsible for the Agency, the whole in accordance with the Contribution

2.	To authorize Mr. Jean-Francois Hue and Mr. Mike Hartmann to sign, for and on behalf of the corporation, the Contribution Agreement, substantially in the form and terms in which it has been submitted to the Board of directors of the corporation, with any modification that may be required to be done at the sole discretion of Mr. Jean-Francois Hue and Mr. Mike Hartmann, and to sign any document and to take any action, required or useful, at their sole discretion, in order to give full effect to these resolutions.

INSERTION

IT IS RESOLVED to keep a copy of the above-mentioned resolutions in the corporate book of the corporation in accordance with section 117(2) of the Canada Business Corporations Act.

VALIDITY

We, the undersigned, being all the directors of the corporation entitled to vote, hereby sign these resolutions so that they shall have the same value as if they had been adopted at a meeting of the Board of directors, in accordance with section 117(1) of the Canada Business Corporations Act.

/s/ Jean-Francoise Huc	/s/ Mike Hartmann
JEAN FRANCOIS HUC	MIKE HARTMANN

* Confidential treatment requested

BlueWater Biochemicals Inc.	#509040

Annex 5

PROSPERITY INITIATIVE

FORMS OF PROGRESS AND JOB CREATION REPORTS

PROGRESS REPORT

Report for the Quarter ending MONTH of YEAR:

Project Location:

Please answer the following with each report	Yes	No	Unsure

1. Are all aspects of the Project activity on schedule?

2. Will the Project be complete by March 31, 2014?

3. Are all aspects of spending on schedule?

4. Is there a revised cost forecast?

5. Would a meeting with an Agency representative be beneficial now?

Explanation of above:

Statement of Work Items	Percent Complete
Major equipment purchase
Equipment installation
Site improvement
Concrete work
Structural steel
Architectural, ductwork & safety
Piping
Control systems
Electrical
Insulation
Painting
Construction equipment
Facilities & services
EPCM costs

BlueWater Biochemicals Inc.

Per:	Date

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BlueWater Biochemicals Inc.	#509040

JOB CREATION REPORT

Report for the Quarter ending MONTH of YEAR:

Job Creation for this quarter:

Report incremental job creation by number of person/months created in this quarter by the project

Report only jobs created within your organization (do not include suppliers, etc.)

• Permanent full-time:	person/months

• Permanent part-time:	person/months

• Seasonal full-time:	person/months

• Seasonal part-time:	person/months

• Total person months this quarter:	person/months

Job Creation to date:

Report total cumulative incremental job creation in person/months created since the start of this project

Report only jobs created within your organization (do not include suppliers, etc.)

• Permanent full-time:	person/months

• Permanent part-time:	person/months

• Seasonal full-time:	person/months

• Seasonal part-time:	person/months

• Total person months to date:	person/months

BlueWater Biochemicals Inc.

Per:	Date

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BlueWater Biochemicals Inc.	#509040

PERFORMANCE MEASUREMENT REPORT

Report for the Quarter ending MONTH of YEAR:

1. Please provide sales data per the table below:

Report incremental sales generated in this quarter and cumulatively by the Project

Report only sales generated within your organization

Measurement	Data for the Quarter	Data since project start (cumulative)
Sales in Canada
Export Sales

2. Please describe any patent/copyrights created during the most recent quarter as a result of this Project.

3. Please describe any linkages established with educational/technical/not-for-profit institutions, government and/or private-sector organization during the most recent quarter as a result of this Project that contribute to advancing innovative capacity.

BlueWater Biochemicals Inc.

Per:	Date

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BlueWater Biochemicals Inc.	#509040

Annex 6

PROSPERITY INITIATIVE

FORMS OF FINAL REPORT AND FINAL CERTIFICATE

FINAL REPORT

Project Summary

Upon completion of the Project, please provide a summary of the purpose, objectives and benefits, and the results as compared to the information contained in Annex 1- Statement of Work.

Please aggregate the results as described in Subsection 7.2 (Final Report) of each progress report submitted quarterly to the Minister based on the Project experience.

Please comment on unexpected results, hurdles and considerations for the success of future Projects.

Please provide a description of the benefits of any products, processes, practices and/or intellectual property which is/are developed through this Project and how benefits will accrue to Southern Ontario.

Please feel free to add any other details or items of interest regarding the Project.

Final Results

1. Sales Increase: for each of the first 3 years, please provide actual annual sales data in dollars realized through this Project per the table below:

1. Please provide anticipated sales data in dollars to be realized through this Project per the table below:

PROPOSED

Measurement	Pre-project	Post-project
		2013	2014	2015
Sales in Canada	$0	$2.4 mil	$3.4 mil	$5.2 mil
Export Sales	$0	$21.6 mil	$30.4 mil	$46.8 mil

•

The project will create 40 direct skilled jobs once the plant is operational and serve to support the creation of an additional 18 indirect jobs throughout the region. There will be approximately 217 jobs created in the construction of the facility.

ACTUAL

Measurement	Pre-project		Post-project
		Year 1	Year 2	Year 3
Sales	$0
Export Sales	$0

2. Please describe any patent/copyrights to be created as a result of this Project.

PROPOSED

•	Bluewater will be licensing patented technology and know for the production bio based succinic acid.

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BlueWater Biochemicals Inc.	#509040

•	Bluewater also plans double capacity in Sarnia by 2014 through the introduction of a next-generation yeast being developed with Cargill.

•	Bluewater also plans to produce 1,4-Butanediol (BDO) on the site, using technology exclusively licensed from DuPont that converts succinic acid to BDO.

ACTUAL:

3. Please describe new opportunities for regional economic diversification to be created as a result of this Project in terms of companies expanded, attracted and/or created in Southern Ontario. Please include in your response the communities in which these companies are located.

PROPOSED

•	The project will diversify the Sarnia area through the construction and operation of a new production plant for succinic acid.

•	It is expected that the plant constructed through this project will double its capacity in Sarnia by 2014 through the introduction of next-generation yeast being developed with Cargill.

•	Additionally, Bluewater plans to produce 1,4 Butanediol (BDO) in the Sarnia facility using technology licensed from Dupont that converts succinic acid to BDO

ACTUAL:

4. Please describe any linkages to be established with educational/technical/not-for-profit institutions as a result of this Project that will contribute to advancing innovative capacity:

PROPOSED

•

Bluewater will continue its work with its alliance partner the Sustainable Energy Alliance of Canada and others to leverage its succinic acid production facility for further development work including the doubling of capacity of the Sarnia plant by 2014, introduction of next generation yeast and production of BDO.

•	Bluewater also anticipates engagement of local community college for training and skills development of its workforce once in place.

ACTUAL:

5. Please provide actual total investments by source as a result of the Project:

Total Investments by Source - Leveraged Funds	Projected	Actual
Source of Investment	Leveraged Funds Actual (CAD)	Leveraged Funds Actual (CAD)
Applicant Equity	$30,000,000
FedDev contribution	$12,000,000
Other Federal Contribution SDTC Technology Fund	$7,500,000
Canadian Sustainable Chemistry Alliance	$500,000
Provincial Government – Ontario Strategic & Investment Fund	$15,000,000
Other Investor Equity	$0
Commercial Financing	$13,842,681

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BlueWater Biochemicals Inc.	#509040

FINAL CERTIFICATE

Recipient Name: BlueWater Biochemicals Inc.

Application #              Project #: 509040

1. The Project was completed on
(Date)

2. Has the Project been successfully completed in accordance with the Statement of Work in Annex 1 of the Contribution Agreement? Yes              No

3. Have all costs claimed been paid to the suppliers? Yes              No              If no, please provide details:

4. Have all costs been claimed at actual arm’s length cost or at fair market value, net of any refunds or other consideration provided by any supplier?

Yes              No

5. Are there any present or potential liens or claims known to you, which could the ownership of Project assets at risk? Yes              No             .

If yes, who is this party?

6. Is the Project in compliance with environment protection measures, which satisfy the requirements of all regulatory bodies of appropriate jurisdiction?

Yes              No

7. Have all special and general conditions stated in the Contribution Agreement been satisfied? Yes              No

8. Have you disposed of, leased to other parties or ceased to use in the operation any Project assets?

Yes              No

9. Is a final itemized statement of all Project Eligible Costs attached?

Yes              No

10. Is a final statement of all Project Costs attached? Yes              No

11. Is a statement of all funding applied to this Project, including the total government funding received, attached? Yes              No

12. Is the Recipient’s most recent accountant prepared/audited annual financial statement attached? Yes              No

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BlueWater Biochemicals Inc.	#509040

13. Have you spent the entire Contribution amount approved? Yes              No

14. Have you achieved any of the results described in Annex 1 of the Contribution Agreement? Yes              No

Describe results:

15. Are you ready for a site visit in order to approve the payment of the 10% Holdback? Yes              No

I,                                         ,                                          of the Recipient, certify that I have examined the Prosperity Initiative Contribution Agreement for the above Project and that the above responses are true and correct.

BlueWater Biochemicals Inc.

Per:
Authorized Signing Authority	Date

Title

* Confidential treatment requested

BlueWater Biochemicals Inc.	#509040

Annex 7

PROSPERITY INITIATIVE

Recipient Name: BlueWater Biochemicals Inc.

Project Number: 509040

REPAYMENT SCHEDULE

Payment #	Date of Payment	Payment Amount	Total Paid	Total Outstanding
0		$0.00	$0.00	$12,000,000.00
1	01-Oct-13	$200,000.00	$200,000.00	$11,800,000.00
2	01-Nov-13	$200,000.00	$400,000.00	$11,600,000.00
3	01-Dec-13	$200,000.00	$600,000.00	$11,400,000.00
4	01-Jan-14	$200,000.00	$800,000.00	$11,200,000.00
5	01-Feb-14	$200,000.00	$1,000,000.00	$11,000,000.00
6	01-Mar-14	$200,000.00	$1,200,000.00	$10,800,000.00
7	01-Apr-14	$200,000.00	$1,400,000.00	$10,600,000.00
8	01-May-14	$200,000.00	$1,600,000.00	$10,400,000.00
9	0l-Jun-14	$200,000.00	$1,800,000.00	$10,200,000.00
10	01-Jul-14	$200,000.00	$2,000,000.00	$10,000,000.00
11	01-Aug-14	$200,000.00	$2,200,000.00	$9,800,000.00
12	01-Sep-14	$200,000.00	$2,400,000.00	$9,600,000.00
13	01-Oct-14	$200,000.00	$2,600,000.00	$9,400,000.00
14	01-Nov-14	$200,000.00	$2,800,000.00	$9,200,000.00
15	01-Dec-14	$200,000.00	$3,000,000.00	$9,000,000.00
16	01-Jan-15	$200,000.00	$3,200,000.00	$8,800,000.00
17	01-Feb-15	$200,000.00	$3,400,000.00	$8,600,000.00
18	01-Mar-15	$200,000.00	$3,600,000.00	$8,400,000.00
19	01-Apr-15	$200,000.00	$3,800,000.00	$8,200,000.00
20	01-May-15	$200,000.00	$4,000,000.00	$8,000,000.00
21	01-Jun-15	$200,000.00	$4,200,000.00	$7,800,000.00
22	01-Jul-15	$200,000.00	$4,400,000.00	$7,600,000.00
23	01-Aug-15	$200,000.00	$4,600,000.00	$7,400,000.00
24	01-Sep-15	$200,000.00	$4,800,000.00	$7,200,000.00
25	01-Oct-15	$200,000.00	$5,000,000.00	$7,000,000.00
26	01-Nov-15	$200,000.00	$5,200,000.00	$6,800,000.00
27	01-Dec-15	$200,000.00	$5,400,000.00	$6,600,000.00
28	01-Jan-16	$200,000.00	$5,600,000.00	$6,400,000.00
29	01-Feb-16	$200,000.00	$5,800,000.00	$6,200,000.00
30	01-Mar-16	$200,000.00	$6,000,000.00	$6,000,000.00
31	01-Apr-16	$200,000.00	$6,200,000.00	$5,800,000.00
32	01-May-16	$200,000.00	$6,400,000.00	$5,600,000.00
33	0l-Jun-16	$200,000.00	$6,600,000.00	$5,400,000.00
34	01-Jul-16	$200,000.00	$6,800,000.00	$5,200,000.00
35	01-Aug-16	$200,000.00	$7,000,000.00	$5,000,000.00
36	01-Sep-16	$200,000.00	$7,200,000.00	$4,800,000.00
37	01-Oct-16	$200,000.00	$7,400,000.00	$4,600,000.00
38	01-Nov-16	$200,000.00	$7,600,000.00	$4,400,000.00
39	01-Dec-16	$200,000.00	$7,800,000.00	$4,200,000.00
40	01-Jan-17	$200,000.00	$8,000,000.00	$4,000,000.00
41	01-Feb-17	$200,000.00	$8,200,000.00	$3,800,000.00
42	01-Mar-17	$200,000.00	$8,400,000.00	$3,600,000.00
43	01-Apr-17	$200,000.00	$8,600,000.00	$3,400,000.00
44	01-May-17	$200,000.00	$8,800,000.00	$3,200,000.00
45	01-Jun-17	$200,000.00	$9,000,000.00	$3,000,000.00
46	01-Jul-17	$200,000.00	$9,200,000.00	$2,800,000.00
47	01-Aug-17	$200,000.00	$9,400,000.00	$2,600,000.00
48	01-Sept-17	$200,000.00	$9,600,000.00	$2,400,000.00
49	01-Oct-17	$200,000.00	$9,800,000.00	$2,200,000.00
50	01-Nov-17	$200,000.00	$10,000,000.00	$2,000,000.00
51	01-Dec-17	$200,000.00	$10,200,000.00	$1,800,000.00
52	01-Jan-18	$200,000.00	$10,400,000.00	$1,600,000.00
53	01-Feb-18	$200,000.00	$10,600,000.00	$1,400,000.00
54	01-Mar-18	$200,000.00	$10,800,000.00	$1,200,000.00
55	01-Apr-18	$200,000.00	$11,000,000.00	$1,000,000.00
56	01-May-18	$200,000.00	$11,200,000.00	$800,000.00
57	0l-Jun-18	$200,000.00	$11,400,000.00	$600,000.00
58	01-Jul-18	$200,000.00	$11,600,000.00	$400,000.00
59	01-Aug-18	$200,000.00	$11,800,000.00	$200,000.00
60	01-Sept-18	$200,000.00	$12,000,000.00	($0.00)

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BlueWater Biochemicals Inc.	#509040

Annex 8

PROSPERITY INITIATIVE

FORM OF POSTPONEMENT AND SUBORDINATION AGREEMENT

BETWEEN:	HER MAJESTY THE QUEEN IN RIGHT OF CANADA (“Her Majesty”) represented by the Minister responsible for the Federal Development Agency for Southern Ontario (“Minister”)

AND:	BioAmber Inc. (“Postponer”)

AND:	BlueWater Biochemicals Inc. (“Recipient”)

WHEREAS the Recipient is indebted to the Postponer pursuant to certain loans, advances or other amounts (“Shareholder Indebtedness”);

WHEREAS Her Majesty has agreed to make to the Recipient a repayable contribution under the Prosperity initiative; and

WHEREAS the Postponer has agreed to postpone and subordinate the repayment by the Recipient of all indebtedness, liabilities and obligations owing to it, to the repayment by the Recipient of all present and future indebtedness and liability of the Recipient to Her Majesty;

NOW THEREFORE for good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties make the following covenants, acknowledgements and agreements:

1.	Subordination and Postponement

The Recipient and the Postponer hereby agree that all indebtedness, liabilities and obligations present and future, direct and indirect, absolute and contingent, mature or not, at any time owing by the Recipient to the Postponer including without limitation the Shareholder Indebtedness (together with all interest accruing thereto) (collectively, the “Postponed Debt”) are hereby deferred, postponed and subordinated in all respects by the Postponer to the prior repayment in full by the Recipient of all indebtedness, liabilities and obligations, present and future, direct or indirect, absolute or contingent, matured or not at any time owing by the Recipient to Her Majesty.

For greater certainty, the Postponed Debt does not include royalty payments paid to the Postponer in the amount of ten cents a pound of bio-based succinic acid produced at the Recipient’s plant to be build in Sarnia in connection with the Project (“Plant”) in consideration of the grant to the Recipient of a license to use certain technologies required to operate the Plant.

2.	Repayment of Postponed Debt

The Recipient may not make and the Postponer may not accept payments against the indebtedness owing pursuant to the Postponed Debt.

3.	Status of Postponed Debt

The Recipient and the Postponer covenant and agree not to amend the terms of any Postponed Debt (including without limitation, the maturity date, payment schedule, applicable interest rates and other covenants) without the prior written consent of the Minister.

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4.	Restriction on Enforcement

The Postponer agrees that it shall not take any steps whatsoever to demand or enforce payment of the Postponed Debt or to enforce any security interest, liens, pledges or charges granted as security for the Postponed Debt (including without limitation, rights of set-off, commencement of bankruptcy proceedings, initiating an action, appointing or making application to a court for an order appointing an agent or a receiver or receiver manager or by any other means of enforcement whatsoever) until: (i) all amounts owing to Her Majesty have been paid in full; or (ii) the Minister consents to the payment/enforcement of the Postponed Debt and any security attached thereto (which consent shall be in the sole and absolute discretion of the Minister).

5.	Payments Received by the Postponer

Except as otherwise provided herein, if, prior to the payment in full of all amounts owing to Her Majesty, the Postponer or any person on its behalf receives any payment from or distribution of assets of the Recipient or on account of the Postponed Debt, then the Postponer shall, and shall cause such other person to, receive and hold such payment or distribution in trust for the benefit of Her Majesty and promptly pay the same over or deliver to the Minister in precisely the form received by the Postponer or such other person on its behalf, and such payment or distribution shall be applied by the Minister to the repayment of the amounts owing to Her Majesty.

6.	Successors and Assigns

This agreement shall be binding upon the Recipient and the Postponer and their respective heirs, administrators, executors and legal representatives.

7.	Further Assurances

The Postponer and the Recipient hereby undertake to perform such acts and enter into such documents as may be requested by the Minister, from time to time, for purposes of confirming or giving effect to the terms hereof.

8.	Governing Law

This agreement will be governed by and construed in accordance with the laws of the Province of Ontario.

9.	Counterparts

This agreement may be executed by the parties in separate counterparts and by facsimile, each of which when so executed and delivered shall be an original, and all such counterparts shall together constitute one and the same instrument.

10.	Termination

This agreement will terminate upon the repayment in full of all amounts owing to Her Majesty.

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BlueWater Biochemicals Inc.	#509040

IN WITNESS WHEREOF the parties have executed this agreement as of the date written below.

HER MAJESTY THE QUEEN IN RIGHT OF CANADA

Date:
Dr. Bruce Archibald, PhD. President Federal Economic Development Agency for Southern Ontario

BIO AMBER INC.

Per:		Date:
Jean-Francois Huc President

Per:		Date:
Mike Hartmann Vice President Corporate Affairs
We have authority to bind the Corporation

BLUEWATER BIOCHEMICALS INC.

Per:		Date:
Jean-Francois Huc
President

Per:		Date:
Mike Hartmann
Vice President Corporate Affairs

We have authority to bind the Corporation

* Confidential treatment requested

BlueWater Biochemicals Inc.	#509040

PROSPERITY INITIATIVE

FORM OF POSTPONEMENT AND SUBORDINATION AGREEMENT

BETWEEN:	HER MAJESTY THE QUEEN IN RIGHT OF CANADA (“Her Majesty”) represented by the Minister responsible for the Federal Development Agency for Southern Ontario (“Minister”)

AND:	Mitsui and Co. (“Postponer”)

AND:	BlueWater Biochemicals Inc. (“Recipient”)

WHEREAS the Recipient is indebted to the Postponer pursuant to certain loans, advances or other amounts (“Shareholder Indebtedness”);

WHEREAS Her Majesty has agreed to make to the Recipient a repayable contribution under the Prosperity initiative; and

WHEREAS the Postponer has agreed to postpone and subordinate the repayment by the Recipient of all indebtedness, liabilities and obligations owing to it, to the repayment by the Recipient of all present and future indebtedness and liability of the Recipient to Her Majesty;

NOW THEREFORE for good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties make the following covenants, acknowledgements and agreements:

1.	Subordination and Postponement

The Recipient and the Postponer hereby agree that all indebtedness, liabilities and obligations present and future, direct and indirect, absolute and contingent, mature or not, at any time owing by the Recipient to the Postponer including without limitation the Shareholder Indebtedness (together with all interest accruing thereto) (collectively, the “Postponed Debt”) are hereby deferred, postponed and subordinated in all respects by the Postponer to the prior repayment in full by the Recipient of all indebtedness, liabilities and obligations, present and future, direct or indirect, absolute or contingent, matured or not at any time owing by the Recipient to Her Majesty.

2.	Repayment of Postponed Debt

The Recipient may not make and the Postponer may not accept payments against the indebtedness owing pursuant to the Postponed Debt.

3.	Status of Postponed Debt

The Recipient and the Postponer covenant and agree not to amend the terms of any Postponed Debt (including without limitation, the maturity date, payment schedule, applicable interest rates and other covenants) without the prior written consent of the Minister.

4.	Restriction on Enforcement

The Postponer agrees that it shall not take any steps whatsoever to demand or enforce payment of the Postponed Debt or to enforce any security interest, liens, pledges or charges granted as security for the Postponed Debt (including without limitation, rights of set-off, commencement of bankruptcy proceedings, initiating an action, appointing or making application to a court for an order appointing an

* Confidential treatment requested

BlueWater Biochemicals Inc.	#509040

agent or a receiver or receiver manager or by any other means of enforcement whatsoever) until: (i) all amounts owing to Her Majesty have been paid in full; or (ii) the Minister consents to the payment/enforcement of the Postponed Debt and any security attached thereto (which consent shall be in the sole and absolute discretion of the Minister).

5.	Payments Received by the Postponer

Except as otherwise provided herein, if, prior to the payment in full of all amounts owing to Her Majesty, the Postponer or any person on its behalf receives any payment from or distribution of assets of the Recipient or on account of the Postponed Debt, then the Postponer shall, and shall cause such other person to, receive and hold such payment or distribution in trust for the benefit of Her Majesty and promptly pay the same over or deliver to the Minister in precisely the form received by the Postponer or such other person on its behalf, and such payment or distribution shall be applied by the Minister to the repayment of the amounts owing to Her Majesty.

6.	Successors and Assigns

This agreement shall be binding upon the Recipient and the Postponer and their respective heirs, administrators, executors and legal representatives.

7.	Further Assurances

The Postponer and the Recipient hereby undertake to perform such acts and enter into such documents as may be requested by the Minister, from time to time, for purposes of confirming or giving effect to the terms hereof.

8.	Governing Law

This agreement will be governed by and construed in accordance with the laws of the Province of Ontario.

9.	Counterparts

This agreement may be executed by the parties in separate counterparts and by facsimile, each of which when so executed and delivered shall be an original, and all such counterparts shall together constitute one and the same instrument.

10.	Termination

This agreement will terminate upon the repayment in full of all amounts owing to Her Majesty.

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BlueWater Biochemicals Inc.	#509040

IN WITNESS WHEREOF the parties have executed this agreement as of the date written below.

HER MAJESTY THE QUEEN IN RIGHT OF CANADA

Date:
Dr. Bruce Archibald, PhD. President Federal Economic Development Agency for Southern Ontario

MITSUI AND CO.

Per:		Date:
Masanori Ikebe
General Manager, Specialty Chemicals Division

Per:		Date:

We have authority to bind the Corporation

BLUEWATER BIOCHEMICALS INC.

Per:		Date:
Jean-Francois Huc
President

Per:		Date:
Mike Hartmann
Vice President Corporate Affairs

We have authority to bind the Corporation

* Confidential treatment requested